EXHIBIT 23.4
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                          CONSENT OF WILLIAM GANGI
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             The undersigned hereby consents to being named, in the
   Registration Statement on Form S-20 of The Options Clearing
   Corporation, as about to become a director of The Options Clearing
   Corporation.


   Dated:  March 31, 1999


                                           /s/ William Gangi
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                                               William Gangi